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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

BioTelemetry, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1000 Cedar Hollow Road, Suite 102
Malvern, PA 19355

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

March 26, 2014

Dear Stockholder:

        You are cordially invited to attend the 2014 Annual Meeting of Stockholders of BioTelemetry, Inc., a Delaware corporation ("BioTelemetry" or the "Company"). The meeting will be held on Friday, May 2, 2014 at 8:30 a.m., Eastern Time, at the Philadelphia Marriott West located at 111 Crawford Avenue, West Conshohocken, Pennsylvania, 19428. At the meeting, you will be asked to:

  1.
  Elect three Class I directors to hold office until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified;

  2.
  Approve, on a non-binding, advisory basis, the compensation for our named executive officers;

  3.
  Ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014; and

  4.
  Conduct any other business properly brought before the meeting and any adjournment or postponement of the meeting.

        Only stockholders of record as of the close of business on March 18, 2014, may vote at the meeting.

        It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. This will not prevent you from voting your shares in person if you are present.

        This notice of meeting and the enclosed proxy statement and form of proxy, along with our Annual Report on Form 10-K for the year ended December 31, 2013, are being mailed to our stockholders on or about March 26, 2014. For additional information about BioTelemetry and the annual meeting, please read these materials carefully.

        We hope that you will be able to attend our meeting, and we look forward to seeing you.

By Order of the Board of Directors.

Peter Ferola
 Secretary

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 2, 2014: The proxy statement and 2013 Annual Report on Form 10-K are available at http://www.Biotelinc.com in the "Investors" section.

i

BioTelemetry, Inc.

1000 Cedar Hollow Road, Suite 102
Malvern, PA 19355

PROXY STATEMENT

SOLICITATION OF PROXIES
FOR THE
2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2014

SUMMARY OF THIS PROXY STATEMENT

        The enclosed proxy is solicited by the Board of Directors of BioTelemetry, Inc., a Delaware corporation ("BioTelemetry" or the "Company"), for use at our annual meeting of stockholders to be held on May 2, 2014, at 8:30 a.m., Eastern Time, at the Philadelphia Marriott West located at 111 Crawford Avenue, West Conshohocken, Pennsylvania, 19428, and any and all adjournments or postponements thereof. This proxy statement and the enclosed proxy card, along with our Annual Report on Form 10-K for the year ended December 31, 2013, are being mailed to our stockholders on or about March 26, 2014. You are receiving a proxy statement and proxy card from us because our records indicate that you owned shares of our common stock on March 18, 2014, the record date for the meeting.

        Our Board of Directors is soliciting your proxy to be used at the annual meeting. When you sign the proxy card, you appoint Joseph H. Capper and Peter Ferola as your representatives at the annual meeting. One or both of these individuals, or a substitute if necessary, will vote your shares at the annual meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote "FOR" each of the three nominees for director listed in Proposal One, "FOR" Proposals Two and Three, and with respect to any other matter that may be presented at the annual meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we recommend that you complete, sign and return your proxy card in advance of the annual meeting as your plans may change.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of BioTelemetry is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        We intend to mail this proxy statement and accompanying proxy card on or about March 26, 2014 to all stockholders of record entitled to vote at the annual meeting.

What matters am I being asked to vote upon?

        At the annual meeting you will be asked to vote on the following three proposals. Our Board's recommendation for each of these proposals is set forth below:

Proposal		Board Recommendation
1.	To elect three Class I directors to hold office until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified.	"FOR" the three listed nominees
2.	To approve, on a non-binding, advisory basis, the compensation for our named executive officers, which we refer to as "Say on Pay."	"FOR"
3.	To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.	"FOR"

        We will also consider other business that properly comes before the meeting, and any adjournment or postponement of the meeting, in accordance with Delaware law and our Bylaws.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 18, 2014, our record date, will be entitled to vote at the annual meeting. On this record date, there were 26,107,283 shares of BioTelemetry common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If your shares were registered directly in your name with BioTelemetry's transfer agent, American Stock Transfer & Trust Company, on the record date, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization on the record date, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from BioTelemetry. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of BioTelemetry Common Stock you own as of March 18, 2014.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "FOR" the election of the three nominees listed in Proposal One, "FOR" the approval, on an advisory basis, of the compensation for our named executive officers (Proposal Two), and "FOR" the ratification of the selection of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2014 (Proposal Three).

What happens if additional matters are presented at the 2014 Annual Meeting?

        Other than the items of business described in this proxy statement, we are not aware of any business to be presented for action at the annual meeting. If you grant a proxy, the persons named as proxy representatives, Joseph H. Capper and Peter Ferola, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our Bylaws.

Who is paying for this proxy solicitation?

        BioTelemetry will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

        This proxy statement and our 2013 Annual Report on Form 10-K for the year ended December 31, 2013 are available at http://www.Biotelinc.com in the "Investors" section.

 Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date;

  •
  You may send a timely written notice that you are revoking your proxy to BioTelemetry's Secretary at 1000 Cedar Hollow Road, Suite 102, Malvern, Pennsylvania 19355; or

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What is the quorum requirement and why is it necessary?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote at the annual meeting are present at the meeting in person or represented by proxy. On the record date, there were 26,107,283 shares outstanding and entitled to vote. Thus, the holders of 13,053,643 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

How many votes are needed to approve each proposal?

        The table below sets forth the number of votes needed for each proposal on the ballot to pass.

Proposal	How Many Votes are Needed for Proposal to Pass?
1. Election of Directors	Plurality, meaning that the three nominees receiving the most "FOR" votes of the shares present, either in person or by proxy, and entitled to vote on the proposal will be elected.
2. Say on Pay
Proposal Two is a non-binding, advisory vote, which means that while we ask stockholders to approve resolutions regarding Say on Pay, it is not an action that requires stockholder approval. Consequently, our Bylaw provisions regarding voting requirements do not apply to this proposal. We will report the results of the shareholder vote on this proposal based on the number of shares cast. If more shares vote "FOR" the Say on Pay proposal than vote "Against" we will consider the proposal approved.
3. Ratification of Ernst & Young LLP	Majority of the shares present, either in person or by proxy, and entitled to vote on the proposal.

 What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the NASDAQ Stock Market ("NASDAQ") rules and interpretations, other than the proposal to approve the ratification of Ernst & Young LLP (Proposal Three), none of the proposals described in this proxy statement relate to "routine" matters. As a result, a broker will not be able to vote your shares with respect to Proposal One and Proposal Two absent your voting instructions. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

How will broker non-votes and abstentions affect the proposals?

        For each proposal that you will be asked to vote upon, the table below describes (i) whether brokers will vote your shares absent instructions from you and (ii) the impact of broker non-votes and abstentions on such proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Votes	Impact of Abstentions
1. Election of Directors	No	None	None
2. Non-Binding Advisory Vote on Executive Compensation	No	None	None
3. Ratification of Ernst & Young LLP	Yes	N/A	Against

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be reported by the Company on Form 8-K within four business days after the annual meeting.

Who should I call with other questions?

        If you have additional questions about this proxy statement or the annual meeting or would like additional copies of this proxy statement or our annual report, please contact: BioTelemetry, Inc., Attention: Secretary, 1000 Cedar Hollow Road, Suite 102, Malvern, PA 19355 or contact Peter Ferola at (610) 729-0212.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of eight members and is divided into three classes, each of which has a three-year term. Class I consists of three directors, Class II consists of two directors and Class III consists of three directors. There is one vacancy in the Class II directors. We are seeking to identify individuals to fill this vacancy. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The term of office of the Class I directors currently expires at the 2014 Annual Meeting. We are nominating Joseph H. Capper, Ronald A. Ahrens, and Joseph A. Frick for re-election at the 2014 Annual Meeting to serve for a three-year term.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most "FOR" votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted "FOR" the election of the three nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, "FOR" the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

        The following is a brief biography for our nominees for Class I directors and each person whose term of office as a Class II or Class III director will continue after the annual meeting.

Class and Name	Age	Position
Directors:
Class I Directors:
Ronald A. Ahrens(2)(3)	74	Director
Joseph H. Capper	50	Director, President and Chief Executive Officer
Joseph A. Frick(2)	61	Director
Class II Directors:
Kirk E. Gorman(1)	63	Director and Chairman
Anthony J. Conti(1)	65	Director
Class III Directors:
Eric N. Prystowsky, M.D.(3)	66	Director
Rebecca W. Rimel(2)	62	Director
Robert J. Rubin, M.D.(1)(3)	68	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2017 ANNUAL MEETING

        Joseph H. Capper.    Mr. Capper has been our President and Chief Executive Officer and a member of our Board of Directors since June 2010. Mr. Capper has served as President, Chief Executive Officer and a member of the Board of Directors of Home Diagnostics, Inc., a leading developer, manufacturer and marketer of diabetes management products. Mr. Capper joined Home Diagnostics in 2009. Home Diagnostics was listed on NASDAQ until its strategic merger with Nipro Diagnostics, Inc. Prior to joining Home Diagnostics, from 2002 to 2009, Mr. Capper was President and Chief Executive Officer of CCS Medical Inc., a private company that is a leading provider of medical supplies in diabetes, wound care, respiratory and other therapeutic categories. Earlier in his career, Mr. Capper spent nine years with Bayer Corporation, ultimately becoming National Sales Director of the Diabetic Products Division. Mr. Capper also served in the U.S. Navy as a combat aviator and subsequently as a Congressional Liaison. Mr. Capper received an undergraduate degree in Accounting from West Chester University and a Master of Business Administration degree in International Finance from George Washington University. Mr. Capper brings an extensive amount leadership and diverse experience in public and private companies.

        Joseph A. Frick.    Mr. Frick joined our Board of Directors in October 2013, serving as a member of its Compensation Committee. He joined Independence Blue Cross in 1993, serving various roles including Senior Vice President of Human Resources, until 2005 when he became President and Chief Executive Officer. Mr. Frick retired as President and Chief Executive Officer of Independence Blue Cross in 2010, but continues to serve as its Vice Chairman of the Board, Chair of the Strategic Initiatives Committee and a member of its Executive Committee. Before joining Independence Blue Cross, Mr. Frick was Vice President of Human Resources at Philadelphia Newspapers, Inc. Earlier in his career, Mr. Frick worked for Westinghouse Electric Corporation, holding a variety of managerial positions in operations administration and human resources. In addition to his continuing role with Independence Blue Cross, Mr. Frick serves as Vice Chairman and Managing Partner of Diversified Search. He is a Board member for LaSalle University, the Colon Cancer Alliance, and Triple-S Management Corporation. Mr. Frick also serves as a member of the PNC Bank Regional Advisory Board. He holds a Bachelors of Arts degree in Liberal Arts from the University of Notre Dame and a Master of Business Administration in Management from Loyola College.

        Ronald A. Ahrens.    Mr. Ahrens has been a member of our Board of Directors since August 2008 and Chairman of our Compensation Committee since December 2009. From 2004 to 2013, Mr. Ahrens served as the Vice Chairman of the Board of Directors and as a member of the Compensation Committee of Temptime Corporation, a healthcare technology company. Previously, he served as a member of the Board of Directors and Chairman of the Compensation Committee of VIASYS Healthcare Inc., a global medical technology company, from November 2001 until its acquisition in July 2007 for $1.5 billion by Cardinal Health. Mr. Ahrens' past experience includes serving as Chairman of the Board of Directors of Closure Medical Corporation, a medical devices corporation, from 1999 through June 2004, St. Ives Laboratories, Inc., a hair and skin care company from 1995 to 1997 and from 1990 to 1993 as a member of the Board of Directors of Alcide Corporation, an animal healthcare technology company. Earlier in his career, Mr. Ahrens held various positions with Merck & Co, Inc. a global pharmaceuticals products company, including President of Merck Consumer Healthcare Group Worldwide and Executive Vice President of Merck Consumer Healthcare Group International. Mr. Ahrens received an undergraduate degree in English from Concordia College and a Masters in Sacred Theology from Concordia Seminary. Mr. Ahrens is a veteran of the healthcare industry and brings to the Board over forty years of senior executive and management experience with both public and private pharmaceutical and device companies. He has also established a strong track record of serving and consulting for significant public and private company board of directors. Mr. Ahrens' breadth of knowledge and hands-on business experience provides him with the necessary skill to serve as the Chairman of the Compensation Committee for our Board of Directors and to easily relate to and act as a liaison between other members of the Board and executives within the Company.

 THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" THE CLASS I DIRECTOR NOMINEES NAMED ABOVE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

        Anthony J. Conti.    Mr. Conti joined our Board of Directors in May 2012, serving as the Chairman of its Audit Committee. He joined Coopers and Lybrand in 1973 and served a wide range of technology, utility and health services clients. He held a number of leadership roles with Coopers and Lybrand, and later with PricewaterhouseCoopers, after its merger with Price Waterhouse in 1998. Mr. Conti serves as the Chairman of the Audit Committee for Ametek, Inc., an electronic instrument and electromechanical device company. He previously served as Chairman of the Board of the World Affairs Council of Philadelphia until December of 2011, and now serves as Chairman Emeritus. He also served as a Member of the Board and Executive Committee of the United Way of Southeastern Pennsylvania. Mr. Conti holds a Bachelors of Arts degree in Economics from St. Joseph's University and a Master of Business Administration degree from Temple University. Mr. Conti's extensive background as an independent accountant, together with his experience as an audit committee member makes him uniquely suited to be our Audit Committee Chairman.

        Kirk E. Gorman.    Mr. Gorman has been a member of our Board of Directors since August 2008 and our Chairman since October 2011. Mr. Gorman has served as the Executive Vice President, Chief Financial Officer of Jefferson Health System, a hospital system in Philadelphia, Pennsylvania since September 2003. Mr. Gorman has also been a member of the Board of Directors and Audit Committee of IASIS Healthcare LLC since February 2004. From April 1987 to March 2003, Mr. Gorman served as the Senior Vice President, Chief Financial Officer of Universal Health Services, Inc., a hospital management company and President, Chief Financial Officer and a member of the Board of Trustees of Universal Health Realty Income Trust, a real estate investment trust specializing in healthcare and human service related facilities. From June 2007 to October 2009, he also served on the board of Care Investment Trust, a real estate investment trust. From November 2001 to December 2003, and from February 2005 until its acquisition by Cardinal Health, Inc. in July 2007, Mr. Gorman served as a member of the Board of Directors of VIASYS Healthcare, Inc. a healthcare technology company. Mr. Gorman received an undergraduate degree from Dartmouth College and a Master of Business Administration degree from the Amos Tuck School of Business. Mr. Gorman brings extensive financial knowledge and experience as the Chief Financial Officer of numerous healthcare related companies, including Jefferson Health System, the largest hospital system in Philadelphia. His specific and ongoing healthcare related financial experience with reimbursement, tax, accounting, and financial and strategic planning is especially valuable to the Company. Mr. Gorman also brings significant public company board of director and audit committee experience.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

        Rebecca W. Rimel.    Ms. Rimel has been a member of our Board of Directors since May 2009. She joined The Pew Charitable Trusts in 1983 as Health Program Manager and has led the organization as Executive Director from 1988 through 1994 and in her current position as President and Chief Executive Officer since 1994. From 1981 through 1983, Ms. Rimel served as Assistant Professor in the Department of Neurosurgery at the University of Virginia Hospital. Along with additional teaching and practitioner positions at the University of Virginia Hospital, she also held the title of Head Nurse of the medical center's emergency department. Ms. Rimel serves as a member of the Board of The Pew Charitable Trusts, and on the Boards of DWS Mutual Funds and Becton Dickenson & Company. Ms. Rimel brings to the Company a superior reputation for leadership and experience in the clinical, academic and business sectors of the healthcare industry. She has had, and continues to build, an exemplary career in public policy, non-profit administration, advocacy and innovation related to the healthcare field. Ms. Rimel received her Bachelor of Science from the University of Virginia School of Nursing, and earned a Master of Business Administration degree from James Madison University.

Ms. Rimel's education and professional experience serves as a basis for her contributions, past and present, as a member of the board of directors for various public companies and non-profit organizations.

        Eric N. Prystowsky, M.D.    Dr. Prystowsky has been a member of our Board of Directors since March 2001. Since 1988, Dr. Prystowsky has served as the Director, Clinical Electrophysiology Laboratory at St. Vincent Hospital, Indianapolis, Indiana. Since 1988, Dr. Prystowsky has served as Consulting Professor of Medicine at Duke University. From 2004 to 2013, he served as the associate editor of Hurst Textbook of Cardiology and, since January 2004, he has served as Editor-in-Chief of the Journal of Cardiovascular Electrophysiology. From 1992 to 1994, he served as the Chairman of the American Heart Association's Committee on Electrocardiography and Electrophysiology and, from May 2001 to May 2002, as President of the Heart Rhythm Society. Dr. Prystowsky also served as the Chairman of the ABIM test writing committee for the Electrophysiology Boards until July 2008. Dr. Prystowsky currently serves on the Board of Directors of Stereotaxis, Inc., a biotechnology company. Dr. Prystowsky received an undergraduate degree from the Pennsylvania State University and an M.D. from the Mount Sinai School of Medicine. Dr. Prystowsky brings relevant real-time clinical and academic experience as a published and renowned electrophysiologist with St. Vincent Hospital and Consulting Professor at Duke University. Dr. Prystowsky's knowledge of and experience with cardiac medicine is vast and includes leading positions within the American Heart Association as well as the Heart Rhythm Society. Dr. Prystowsky also brings to the Board of Directors specific experience through his service as a board member of another company.

        Robert J. Rubin, M.D.    Dr. Rubin has been a member of our Board of Directors since July 2007. He was a clinical professor of medicine at Georgetown University from 1995 until 2012 when he was appointed a Distinguished Professor of Medicine. From 1987 to 2001, he was President of the Lewin Group (purchased by Quintiles Transnational Corp. in 1996), a national health policy and management consulting firm. From 1994 to 1996, Dr. Rubin served as Medical Director of ValueRx, a pharmaceutical benefits company. From 1992 to 1996, he served as President of Lewin-VHI, a healthcare consulting company. From 1987 to 1992, he served as President of Lewin-ICF, a healthcare consulting company. From 1984 to 1987, Dr. Rubin served as a principal of ICF, Inc., a healthcare consulting company. From 1981 to 1984, he served as the Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as an Assistant Surgeon General in the United States Public Health Service. Dr. Rubin serves as a member of the Board of Directors of Soligenix, Inc. He is a board certified nephrologist and internist. He received an undergraduate degree in Political Science from Williams College and an M.D. from Cornell University. Dr. Rubin brings over 30 years of specific experience as a professor, policy maker, clinician and business professional dedicated to the medical profession. His specific experience with the United States Department of Health and Human Services and Assistant Surgeon General is a unique and invaluable qualification, which lends insight into governmental practice, policy making and regulation. Dr. Rubin's extensive and diverse background in education, government and business allows him to serve as a resource on a broad spectrum of matters.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        The NASDAQ Listing Standards require that a majority of our Board of Directors and all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised of directors who are "independent," as such term is defined by Rule 5605(a)(2) of NASDAQ's Marketplace Rules. Each year, the Board undertakes a review of director independence, which includes a review of each director's responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his immediate family and us, or members of our senior management or other members of our Board of Directors, and all relevant facts and circumstances regarding any such transactions or relationships.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, in early 2014 the Board of Directors affirmatively determined that the following directors are "independent": Messrs. Ahrens, Conti, Frick and Gorman, Ms. Rimel and Drs. Prystowsky and Rubin. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Capper, the Company's President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

        In determining that Dr. Prystowsky was independent, the Board considered the consultant services provided to us with respect to a previously disclosed patent litigation. Following such consideration, the Board determined that the services provided by Dr. Prystowsky did not affect Dr. Prystowsky's independence.

BOARD LEADERSHIP STRUCTURE AND ROLE IN OVERSIGHT OF RISK

        Our Board of Directors' leadership structure is currently composed of an independent Chairman of the Board of Directors, an independent Audit Committee Chairman, an independent Nominating and Corporate Governance Committee Chairman, and an independent Compensation Committee Chairman. Kirk E. Gorman has served as a member of our Board of Directors since August of 2008 and the Chairman of our Board of Directors since October 2011.

        Our Board of Directors recognizes the importance of effective risk oversight in running a successful business, and in fulfilling its fiduciary responsibilities to BioTelemetry and its stockholders. While the Chief Executive Officer, the General Counsel and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right "tone at the top," overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks and operational risks.

        Our Board of Directors believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through the independent chairman, independent board committees, and majority independent board composition. The Chairman, independent committee chairs, and other directors also are experienced professionals or executives who can and do raise issues for board consideration and review, and are not hesitant to challenge management. Our Board of Directors believes there is a well-functioning and effective balance between the independent Chairman and non-executive board members, which enhances risk oversight.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met eleven times during the year ended December 31, 2013. All directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were directors or committee members. The independent members of the Board of Directors generally meet in executive session at each regularly scheduled meeting of the Board.

        It is BioTelemetry's policy to invite directors and nominees for director to attend the annual meeting. With the exception of Mr. Anthony Conti, all of our directors then in office attended our 2013 Annual Meeting of Stockholders.

 INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        During the year ended December 31, 2013, the Board of Directors of BioTelemetry maintained three committees; the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table provides membership information for each of the committees of the Board of Directors as of March 18, 2014:

Name	Audit		Compensation		Nominating and Corporate Governance
Ronald A. Ahrens			X	*	X
Anthony J. Conti	X	*
Joseph A. Frick			X
Kirk E. Gorman	X
Eric N. Prystowsky, M.D.					X
Rebecca W. Rimel			X
Robert J. Rubin, M.D.	X				X	*

*
Committee Chairperson

        Below is a description of each committee of the Board of Directors as such committees have been constituted during the year ended December 31, 2013, and are presently constituted. The Board of Directors has determined that each current member of each committee meets the applicable SEC and NASDAQ rules and regulations regarding "independence", including the enhanced independence requirements for audit committee members required by Rule 10A-3 under the Exchange Act, and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The Board of Directors has adopted an Audit Committee Charter which is available on our website under the "Investors" section at http://www.Biotelinc.com. The functions of this committee include, among other things:

  •
  evaluating the performance of our independent registered public accounting firm and determining whether to retain their services for the ensuing year;

  •
  reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services;

  •
  reviewing and proposing to the full Board of Directors for approval any permissible non-audit services;

  •
  reviewing our annual financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

  •
  reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the effectiveness of internal auditing and financial reporting controls; and

  •
  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

        Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

        Our Audit Committee currently consists of Messrs. Conti, Gorman and Dr. Rubin, each of whom is a non-employee director of our Board of Directors. Mr. Conti is currently the Chairman of our Audit Committee. The Audit Committee met six times in 2013. The Board of Directors has determined that Anthony J. Conti is a financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

Report of the Audit Committee of the Board of Directors

        During 2013, the Audit Committee met six times. In the exercise of the Audit Committee's duties and responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2013 with the Company's management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. Based on its review and discussions and subject to the limitations on the role and responsibilities of the Audit Committee in its charter, the Audit Committee recommended to the Board that the audited financial statements for 2013 be included in the Company's Annual Report on Form 10-K filed with the SEC.

Anthony J. Conti, Chair
Kirk E. Gorman
Robert J. Rubin, M.D.

This Report of the Audit Committee and the Compensation Committee Report that follows are not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

 Compensation Committee

        The Compensation Committee currently consists of three directors, Mr. Ahrens, the Chairman of the Compensation Committee, Mr. Frick and Ms. Rimel. In 2013, the Compensation Committee met four (4) times.

        The Board of Directors has adopted a Compensation Committee Charter which was revised as of October 2013 and is available on our website under the "Investors" section at http://www.Biotelinc.com.

        The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, recommend for adoption, and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  Periodically review the Board of Directors' compensation and recommend to the Board of Directors such changes as the Committee determines as being reasonable and appropriate;

  •
  Oversee the development of a competitive executive compensation;

  •
  Review and approve the Chief Executive Officer's goals and objectives relevant to the Chief Executive Officer's compensation;

  •
  Evaluate the CEO's performance and recommend to the Board of Directors the CEO's base salary and short term incentive compensation;

  •
  Develop and approve the Company's non-CEO senior executive short term incentive compensation goals and objectives;

  •
  Determine and approve the Company's non-CEO senior executive compensation;

  •
  Make recommendations to the Board of Directors with respect to long-term incentive compensation plans and equity-based compensation plans and any changes thereto;

  •
  Disclose in the Compensation Disclosure and Analysis section of the Proxy, the extent to which the Committee considered the results of the most recent shareholder advisory vote on the Company's executive compensation program (Say on Pay Vote) as well as how Committee's actions or decisions were affected by the Say on Pay Vote in connection with the Committee's: (a) evaluating and making recommendations regarding Chief Executive Officer compensation; (b) evaluating and determining non-Chief Executive Officer senior executive compensation; and (c) reviewing and making recommendations regarding incentive compensation plans and equity-based plans, including whether to adopt, amend or terminate any such plans;

  •
  Review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes.

        Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.

        Our Compensation Committee retains the services of third party executive compensation specialists and consultants from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

        The specific recommendations of the Compensation Committee with respect to executive compensation for the year ended December 31, 2013 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Use of Compensation Consultants

        The Compensation Committee has authority to retain compensation consultants, independent counsel or other consultants necessary to assist it in fulfilling its responsibilities and, during 2013, retained Pearl Meyer & Partners, LLC ("PM&P"), to serve as its independent compensation consultant. For further discussion of the role that PM&P played in setting executive compensation during 2013, please see the discussion under "Role of the Independent Compensation Consultant" in our Compensation Discussion and Analysis later in this proxy.

 Compensation Committee Interlocks and Insider Participation

        As indicated above, Mr. Ahrens, Ms. Rimel and Mr. Frick currently serve, and previously served during 2013, as members of the Compensation Committee. Mr. Frick was appointed to the committee in October 2013 to replace Dr. Prystowski. No member of the Compensation Committee has ever been an executive officer or employee of the Company. None of our officers currently serves, or has served during the last completed year, on the Compensation Committee or the Board of Directors of any other entity that has one or more officers serving as a member of the Board of Directors or the Compensation Committee.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of three directors, Dr. Rubin, the Chairman of the Nominating and Corporate Governance Committee, Mr. Ahrens and Dr. Prystowsky. During 2013, the Nominating and Corporate Governance Committee met three times. The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter which is available on our website under the "Investors" section at http://www.Biotelinc.com.

        The functions of the Nominating and Corporate Governance Committee include, among other things:

  •
  identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

  •
  determining the minimum qualifications for service on our Board of Directors;

  •
  evaluating director performance on the Board of Directors and applicable committees of the Board of Directors and determining whether continued service on our Board of Directors is appropriate;

  •
  reviewing, evaluating and recommending individuals for membership on our Board of Directors;

  •
  evaluating nominations by stockholders of candidates for election to our Board of Directors;

  •
  considering and assessing the independence of members of our Board of Directors;

  •
  developing, as appropriate, a set of corporate governance policies and principles, including a code of business conduct and ethics and reviewing and recommending to our Board of Directors any changes to such policies and principles;

  •
  periodically reviewing with our Chief Executive Officer the succession plans for the office of Chief Executive Officer and for other key executive officers, and making recommendations to our Board of Directors of appropriate individuals to succeed to these positions;

  •
  considering questions of possible conflicts of interest of directors as such questions arise;

  •
  reviewing the adequacy of our Nominating and Corporate Governance Committee charter on a periodic basis; and

  •
  reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

        The Nominating and Corporate Governance Committee places a high priority on identifying individuals with diverse skill sets and types of experience including identification of individuals from among the medical professional and medical device communities. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1000 Cedar Hollow Road, Suite 102, Malvern, PA 19355, Attn: Secretary. Submissions must be made in a timely manner as set forth in our Bylaws and include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and the name of the nominating stockholder, a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. This information is available on the Company's website under the "Investors" section at http://www.Biotelinc.com.

 CODE OF ETHICS

        The Company has adopted the BioTelemetry, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees, which was amended and updated to reflect current business practice and industry regulation on January 22, 2009. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Business Conduct and Ethics is available on our website under the "Investors" section at http://www.Biotelinc.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website under the "Investors" section at http://www.Biotelinc.com.

 EXECUTIVE OFFICERS

        The following table sets forth information regarding our executive officers as of March 18, 2014:

Name	Age	Position
Executive Officers:
Joseph H. Capper	50	Director, President and Chief Executive Officer
Heather C. Getz, CPA	39	Senior Vice President, Chief Financial Officer
Michael Geldart	51	Senior Vice President, Chief Operating Officer
Peter Ferola	45	Senior Vice President, Corporate Development, General Counsel, Secretary
Fred (Andy) Broadway III	44	Senior Vice President, Sales and Marketing
Daniel Wisniewski	50	Senior Vice President, Technical Operations
George Hrenko	51	Senior Vice President, Human Resources and Organizational Excellence

Biographical Information for Executive Officers

        Joseph H. Capper.    Mr. Capper was appointed President and Chief Executive Officer and a member of the Board of Directors of BioTelemetry in June 2010. Prior to joining BioTelemetry, Mr. Capper served as President, Chief Executive Officer and a member of the Board of Directors of Home Diagnostics, Inc., a leading developer, manufacturer and marketer of diabetes management products. Mr. Capper joined Home Diagnostics in 2009 and positioned the Company for a strategic merger in a transaction that created substantial value to its stockholders. Home Diagnostics was listed on the NASDAQ until its strategic merger with Nipro Diagnostics, Inc. Prior to joining Home Diagnostics, from 2002 to 2009, Mr. Capper was President and Chief Executive Officer of CCS Medical Inc., a private company that is a leading provider of medical supplies in diabetes, wound care, respiratory and other therapeutic categories. Earlier in his career, Mr. Capper spent nine years with Bayer Corporation, ultimately becoming National Sales Director of the Diabetic Products Division. Mr. Capper also has a distinguished service record having served in the U.S. Navy as a combat aviator and subsequently as a Congressional Liaison. Mr. Capper received an undergraduate degree in Accounting from West Chester University and a Master of Business Administration degree in International Finance from George Washington University.

        Heather C. Getz, CPA.    Ms. Getz was appointed Senior Vice President and Chief Financial Officer in January 2010. Ms. Getz joined BioTelemetry in May 2009 as Vice President of Finance. From April 2008 to May 2009, Ms. Getz was Vice President of Finance at Alita Pharmaceuticals, Inc., a privately held specialty pharmaceutical company, where she was responsible for all areas of finance, accounting and information systems. Prior to joining Alita Pharmaceuticals, Inc., from March 2002 to April 2008, Ms. Getz held various financial leadership positions at VIASYS Healthcare Inc., a healthcare technology company, including directing the company's global financial planning, budgeting and analysis, and external reporting functions. From June 1997 to February 2002, Ms. Getz began her career at Sunoco, Inc., where she held various positions of increasing responsibility. Ms. Getz is a certified public accountant, and received her undergraduate degree in Accountancy and a Master of Business Administration degree from Villanova University.

        Michael Geldart.    Michael Geldart joined BioTelemetry in June 2012 as its Senior Vice President, Corporate Strategy and Business Development. In February 2014, Mr. Geldart was named Chief Operating Officer of BioTelemetry. Michael has more than 20 years of experience in executive leadership, health law and corporate development. Most recently, from May 2011 until joining BioTelemetry in June 2012, Michael worked as a consultant with numerous companies on strategic business planning and compliance matters through his sole proprietor consulting business, Geldart Consulting, LLC. From October 2009 to April 2011, Mr. Geldart was the Chief Operating Officer of MedExpress, a leading multi-state Urgent Care provider. Prior to joining MedExpress, from July 2002 to September 2009, Michael was the Chief Operating Officer and Executive Vice President of Corporate Development of CCS Medical, Inc. Prior to joining CCS Medical, Inc., Michael was a partner at Holland & Knight, LLP, a global law firm, where he most recently served as the Co-Chair of the firm's National Health Care Practice Group. Michael received a Bachelor of Arts in Chemistry from the University of South Florida and a Juris Doctor degree from Stetson University College of Law. Michael is a member of the Florida Bar.

        Peter Ferola.    Mr. Ferola joined BioTelemetry in February 2011 as its Senior Vice President, Corporate Development and General Counsel, with over 20 years of progressive leadership experience in business management, legal affairs and corporate governance. From 2009 to 2011, Mr. Ferola served as Vice President, General Counsel and Secretary of Nipro Diagnostics, Inc. (formerly Home Diagnostics, Inc., NASDAQ: HDIX). Prior to joining Home Diagnostics, Mr. Ferola worked as a corporate and securities attorney with Greenberg Traurig, LLP and with Dilworth Paxson, LLP in Washington, D.C., focusing on mergers, acquisitions, public securities offerings and corporate governance matters. From 1989 to 2002, Mr. Ferola worked in executive management roles for an American Stock Exchange-listed company, most recently serving as Vice President—Administration and Corporate Secretary, overseeing the Company's administrative functions, legal matters and investor relations. Mr. Ferola earned a Bachelor of Science and Juris Doctor degree from Nova Southeastern University and a Master of Laws in Securities and Financial Regulation from Georgetown University Law Center. Mr. Ferola has authored numerous articles on corporate and securities laws, with a particular focus on audit committees and regulations implemented in the wake of the Sarbanes-Oxley Act of 2002.

        Fred (Andy) Broadway III.    Andy Broadway joined BioTelemetry in June 2009 as its Vice President, Marketing, bringing 15 years of progressive leadership experience in sales and marketing, including extensive therapeutic knowledge in Cardiology and Neurology. In September 2012, Mr. Broadway was promoted to Senior Vice President, Marketing, and in January 2013, Mr. Broadway became BioTelemetry's Senior Vice President, Sales and Marketing. Prior to joining BioTelemetry, from 2006 to June 2009, Andy was Director of Marketing at Bristol-Myers Squibb, leading the commercialization launch efforts of a potential new therapy for the treatment of stroke prevention in atrial fibrillation. Earlier in his career, Andy was on the marketing team at Pfizer, responsible for developing yearly and long term strategic plans, brand and portfolio positioning, asset/life/cycle development, and overseeing commercialization tactics for several leading brands. Andy started his career with Sanofi Pharmaceuticals, where he held numerous positions of increasing responsibility including sales, marketing, and eventually leadership positions in both sales and marketing. Andy received his undergraduate degree in Zoology from Auburn University.

        Daniel Wisniewski.    Mr. Wisniewski joined BioTelemetry in December 2010 as its Senior Vice President, Operations, and is now serving as its Senior Vice President, Technical Operations. Mr. Wisniewski has over 20 years of experience in executive leadership, information systems, and operations. Most recently, from 2000 to 2010, Mr. Wisniewski served as Chief Information Officer with CCS Medical, Inc. As the Chief Information Officer, Mr. Wisniewski was responsible for developing a highly scalable patient centric operational infrastructure focused on compliance, growth and expense control within the healthcare industry. Prior to joining CCS Medical, Inc., Mr. Wisniewski held various roles within the nuclear and banking industries with increasing responsibilities in information systems and general management. Mr. Wisniewski began his career as an U.S. Navy Nuclear Trained Naval Officer. Mr. Wisniewski received his undergraduate degree in Electrical Engineering from Virginia Military Institute.

        George Hrenko.    Mr. Hrenko joined BioTelemetry in 2008 as its Vice President of Human Resources and was named Senior Vice President, Human Resources and Organizational Excellence in May 2010. Most recently, Mr. Hrenko served as a Director of Human Resources for Target Corporation from February 2002 to March 2007. From December 1998 to February 2002, Mr. Hrenko held several positions with Bank One Corporation, including First Vice President, Human Resources Generalist, Vice President, Compensation, and Vice President, Corporate Staffing. From 1996 to 1998 he served as Managing Director, Human Resources for Continental Airlines. Prior to joining Continental Airlines, Mr. Hrenko served as Human Resources Manager at Pepsi-Cola Co. and PepsiCo, Inc., from 1987 to 1996. Mr. Hrenko received an undergraduate degree in English and Psychology from Pennsylvania State University.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the BioTelemetry common stock as of March 18, 2014 by: (i) each director and nominee for director; (ii) each named executive officer; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of BioTelemetry Common Stock.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class*
Ronald A. Ahrens(2)	189,253	*
Robert J. Rubin, M.D.(3)	158,699	*
Kirk E. Gorman(4)	143,663	*
Eric N. Prystowsky, M.D.(5)	91,841	*
Rebecca W. Rimel(6)	86,738	*
Anthony J. Conti	68,542	*
Joseph Frick	8,474	*
Joseph H. Capper(7)	812,527	3.0%
Heather C. Getz, CPA(8)	172,253	*
Michael Geldart(9)	36,019	*
Peter Ferola(10)	103,517	*
Daniel Wisniewski(11)	121,511	*
Dimensional Fund Advisors(12)	1,345,633	5.0%
Directors and Executive Officers as a Group (14 persons)(13)	2,312,212	8.5%

*
Less than one percent

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G if any filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 26,107,283 shares outstanding on March 18, 2014, adjusted as required by rules promulgated by the SEC.

(2)
Includes options to purchase 34,786 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

(3)
Includes options to purchase 28,489 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

(4)
Includes options to purchase 27,286 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

(5)
Includes options to purchase 15,187 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

(6)
Includes options to purchase 9,338 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

(7)
Includes options to purchase 624,084 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

(8)
Includes options to purchase 133,537 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

(9)
Includes options to purchase 32,745 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

(10)
Includes options to purchase 64,768 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

(11)
Includes options to purchase 106,163 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

(12)
Based on Schedule 13G filed by Dimensional Fund Advisors LP on February 10, 2014. The address of the principal business and office of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(13)
Includes options to purchase 1,271,728 shares of BioTelemetry Common Stock, which were exercisable as of, or will be exercisable, within sixty (60) days after March 18, 2014.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Summary

        In this Compensation Discussion and Analysis, we address the compensation provided to our named executive officers listed below under "Our Named Executive Officers," the goals that we seek to achieve through our executive compensation program and other important factors underlying our compensation practices and policies.

        2013 was a positive year for us. We achieved and, in certain instances, exceeded our pre-established goals, with revenues of $129.5 million and adjusted EBITDA of $16.9 million. We were also able to achieve numerous crucial operational and performance objectives, including an increase in patient volume, development of and progress in certain specific sales initiatives, and progress in the area of new product development and existing product enhancement. In 2013, we successfully executed our Plan of Reorganization, creating a holding company structure, placing BioTelemetry, Inc. as our holding and publicly-traded legal entity, with all other existing legal entities becoming wholly-owned subsidiaries of BioTelemetry, Inc. This reorganization has proven effective in creating certain internal efficiencies, and created flexibility for future strategic and business expansion. In addition, in 2013, we were able to negotiate certain strategic commercial insurance payor contracts that have added to our potential customer base. As a result of our positive achievements in 2013, our stock price increased 248% from $2.28 on December 31, 2012 to $7.94 on December 31, 2013.

        Our compensation program is generally designed to provide performance-oriented incentives that fairly compensate our executive officers and enable us to attract, retain and motivate executives with outstanding ability and potential. Our compensation program consists of both short-term and long-term components, including cash and equity-based compensation, and is intended to reward consistent performance that meets or exceeds formally established performance goals and objectives. Our Compensation Committee and senior management are focused on providing an appropriate mix of short-term and long-term incentives. Our compensation program provides long-term incentives to ensure that our executives continue in employment with us and directly tie executive compensation to generation of shareholder value. For 2013, we revised our Management Incentive Plan to include corporate goals and objectives relating to revenue, and adjusted EBITDA growth, and we overlay management by objective (MBO) goals that are intended to encourage our executives to build and maintain an infrastructure that supports our growth and increases revenues.

  Our Named Executive Officers

        For the year ended December 31, 2013, our named executive officers were Messrs. Capper, Geldart, Ferola and Wisniewski and Ms. Getz.

  Compensation Philosophy and Components of Executive Compensation

        Our Compensation Committee is composed entirely of independent directors. Our Compensation Committee administers our executive compensation program.

        The general duties of the Compensation Committee include:

  •
  Administration of the Company's annual incentive, equity compensation and long term incentive plans;

  •
  Review and recommendation of major compensation plans for approval by the Board of Directors;

  •
  Recommendation of compensation for the President and Chief Executive Officer for approval by the independent members of our Board of Directors; and

  •
  Approval of compensation decisions relating to all executive officers.

        Our Compensation Committee believes that our executive compensation program should include both short-term and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. In general, we tie compensation to the achievement of specific corporate and individual goals. Determinations about corporate performance are based on achievement of specific, pre-determined objectives. Individual performance against goals are more subjective and are based on the judgments made at the discretion of our Compensation Committee and our Board of Directors, with input from our Chief Executive Officer, except as it relates to his own compensation. For our executive officers, other than himself, our Chief Executive Officer evaluates the performance of the executive officers on an annual basis and makes recommendations to our Compensation Committee with respect to annual salary adjustments, bonuses and annual equity awards. These recommendations are reviewed by our Compensation Committee on an aggregated basis so that our Compensation Committee can evaluate the compensation paid to our executives on a total compensation basis. While our Compensation Committee reviews the recommendations of our Chief Executive Officer with respect to executive officers other than himself, our Compensation Committee exercises its own discretion in approving salary adjustments and discretionary cash and equity awards for all executives and communicates its final approval to our Board of Directors.

        We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. The features of these practices and programs also reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. This is based on our belief that applying Company-wide metrics encourages decision making that is in the best long-term interests of the company and our stockholders. In addition, we believe that the mix of equity award instruments used under our long-term incentive program, including both stock options and full value awards (i.e., restricted stock units), in each case, that vest over a multi-year period also mitigates risk and properly accounts for the time horizon of risk.

  Benchmarking and Other Analysis

        Currently, our Compensation Committee charter requires our Compensation Committee to review and make recommendations to our Board of Directors regarding the compensation to be paid to our Chief Executive Officer and approve compensation for all other executive officers. Historically, our Compensation Committee negotiated compensation with our Chief Executive Officer, and our Chief Executive Officer consulted with our Board of Directors regarding the compensation of our other named executive officers.

        Prior to officer compensation being established for 2013, the Compensation Committee, with the assistance of Pearl Meyer & Partners LLP, the Compensation Committee's independent compensation consultant ("PM&P"), re-evaluated the group of peer companies, and determined the peer group listed below provided an adequate basis to evaluate comparative positions. Generally, salaries and initial stock grants for our executive officers have been negotiated at the time of hire, taking into account the salaries and equity awards made to similarly situated executives at the companies in our peer group, as well as the executive's experience in the position and in the industry generally. Thereafter, salaries are subject to an annual review process and the adequacy of equity awards are reviewed annually.

        The companies in our peer group included the following 15 publicly-traded companies in the medical products and services sector, with revenues between $60 million and $300 million (with median revenues of $120 million), classifications by Standard and Poor's ("S&P") as Health Care Equipment, Health Care Services or Life Sciences Tools & Services, equity market capitalizations between $90 million and $625 million (with a median of $226 million), and, to the extent possible, companies considered part of the "cardio" sector of the Med Tech industry:

  •
  Affymetrix, Inc.,

  •
  Natus Medical, Inc.,

  •
  Angiodynamics, Inc.,

  •
  Exactech, Inc.,

  •
  Abiomed, Inc.,

  •
  Quidel Corp.,

  •
  Spectranetics Corp.,

  •
  Cryolife, Inc.,

  •
  Solta Medical, Inc.,

  •
  Epocrates, Inc.,

  •
  Vascular Solutions, Inc.,

  •
  Bioclinica, Inc.,

  •
  Cardiovascular Systems, Inc.,

  •
  Palomar Med Technologies, Inc. and

  •
  Atricure, Inc.

        To achieve its objectives for our executive compensation program, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Compensation Committee believes are competitive with those of other similarly situated companies that compete with us for executive talent and has periodically engaged PM&P to provide additional assurance that the Company's executive compensation programs are reasonable and consistent with its objectives. PM&P reports directly to the Compensation Committee, periodically participates in committee meetings, and advises the Compensation Committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. Although the Compensation Committee reviews the compensation practices of our peer companies as described above, the Compensation Committee does not adhere to strict formulas or survey data to determine the mix of compensation elements. Instead, as described below, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each of our executive officers, as well as our overall financial performance. Our Compensation Committee believes this flexibility is particularly important in designing compensation arrangements to attract and retain executives in the period of uncertainty that the company is currently facing.

  Consideration of Stockholder Advisory Vote on Say on Pay

        As part of its compensation setting process, the Compensation Committee also considers the results of the prior stockholder advisory vote on our named executive compensation to provide useful feedback regarding whether stockholders believe that the Compensation Committee is achieving its goal of designing an executive compensation program that promotes the best interests of the Company and its stockholders by providing its executives with the appropriate compensation and meaningful incentives. As part of its 2013 compensation setting process, the Compensation Committee reviewed the results of the last stockholder advisory vote on Say on Pay, which took place in 2011, including the fact that approximately 94.3% of the votes cast were voted in favor of our executive compensation. The Compensation Committee intends to review the results of this year's advisory Say on Pay vote and will be cognizant of this feedback as it completes its annual review of each pay element and the total compensation packages for our named executive officers.

  Role of the Independent Compensation Consultant

        Our Compensation Committee has the sole authority to retain or replace, as necessary, compensation consultants to provide it with independent advice. The Compensation Committee has engaged PM&P as its independent compensation consultant to advise it on executive and non-employee director compensation matters. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, PM&P will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2013, PM&P provided no services to the Company other than to advise the Compensation Committee on executive and non-employee director compensation issues. In addition, at the end of fiscal year 2013, the Compensation Committee conducted a formal evaluation of the independence of PM&P and, based on this review, did not identify any conflict of interest raised by the work PM&P performed in fiscal year 2013. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.

  Elements of Executive Compensation

        The compensation program for our executive officers has consisted principally of base salary, short-term cash incentives and long-term incentives in the form of equity grants.

  Base Salary

        Generally, base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account our informal understanding of competitive market compensation paid by other companies for similar positions within our industry. Base salaries are typically reviewed annually taking into account individual responsibilities, performance and achievement. Increases may be determined based upon specific performance related objectives or goals, as well as an overall evaluation of performance. Guidelines for annual merit increases are determined based upon achievement of company objectives for the year, as well as economic, industry and market factors.

        We believe, based on our recruiting efforts and general experience in our industry, that the base salary levels of our named executive officers are commensurate with the general salary levels for similar positions in medical device and services companies of similar size and stage of development and operations. In 2013, our Compensation Committee increased the salary of Ms. Getz by 8% to bring her salary closer to the market median for comparable Chief Financial Officers.

        In 2014, the Chief Executive Officer recommended, and the Compensation Committee approved, salary increases for Ms. Getz of 5%, Mr. Geldart of 5%, and Mr. Ferola of 10.7%. These increases were based on consideration of each of the officer's individual performances in 2013 and competitive market references. In addition, Mr. Geldart's increased salary reflects his February 2014 appointment as Chief Operating Officer. Mr. Capper's salary has not been adjusted since February 2011.

        The salaries in effect for 2012, 2013 and 2014 are set forth below.

	Base Salary
	2012	2013	2014
Joseph H. Capper	$535,000	$535,000	$535,000
Heather C. Getz, CPA	$298,100	$322,000	$338,000
Michael Geldart(1)	$320,000	$320,000	$336,000
Peter Ferola	$280,000	$280,000	$310,000
Daniel Wisniewski	$320,000	$320,000	$320,000

(1)
Mr. Geldart joined the Company in June 2012; salary shown reflects annual rate for that year.

  Short-Term Incentive Program

        We maintain our Management Incentive Plan ("MIP") to reward executives with annual cash bonuses for achievement of certain corporate performance objectives and individual objectives. The MIP operates on a calendar year schedule.

        While all employees of the Company are eligible to participate in the MIP, our Compensation Committee has the authority to designate which employees will participate in the MIP in any given year. Unless specifically exempted, an employee must be employed by us by October 1st of any given year to be eligible to participate in the MIP for the calendar year. In addition, unless specifically exempted, an eligible employee must be actively employed by us on the date bonuses are paid under the MIP to receive a payment. In general, bonuses under the MIP are paid out within the first two and one-half months following year end.

        On an annual basis, our Compensation Committee selects the individual and corporate performance goals for the upcoming year and determines how the achievement of those goals will be measured. Each participant in the MIP is assigned a specific target award, based on his or her role and competitive market practice. The target award reflects the award to be paid for meeting predefined corporate and individual performance goals. Target awards are defined as a percentage of base salary. For 2013, the Compensation Committee determined that actual awards under the MIP could range from 0% to 200% of target, depending on performance. Within the formula under the MIP, our Compensation Committee has the discretion to take into account circumstances that may have affected performance as to any particular participant. Our Compensation Committee determined that these goals are appropriate in order to continue to advance the Company's overall strategic objectives and to enhance stockholder value.

        For our named executive officers, the target awards for 2013, established by our Compensation Committee, expressed as a percentage of each person's base salary, were as follows:

Joseph H. Capper	100%
Heather C. Getz, CPA	60%
Other Named Executive Officers	50%

        The target award opportunity for the named executive officers for 2014 under the MIP are as follows, and remain unchanged from the 2013 target award opportunities, with the exception of

Mr. Geldart's target, which was increased from 50% to 60% as a result of his appointment as Chief Operating Officer in February 2014:

Joseph H. Capper	100%
Heather C. Getz, CPA	60%
Michael Geldart	60%
Other Named Executive Officers	50%

        For 2013 and 2014, our Compensation Committee has determined that the goals under the MIP were and will be weighted on the corporate performance metrics and team objectives as follows:

% of Payout	Goal
30%	Revenue
30%	Adjusted EBITDA
40%	Team Objectives

        For purposes of our MIP, revenue means the Company's reported consolidated revenue for the applicable year, and Adjusted EBITDA means earnings before interest, taxes, depreciation, and amortization, and excludes certain nonrecurring charges and stock compensation expense for the applicable year. Our Compensation Committee determined that the above criteria were appropriate corporate performance objectives because they believe that these metrics are linked to top line growth and the creation of stockholder value. For 2013, the Compensation Committee set the MIP target performance levels at $126.5 million for revenue and $5.5 million for adjusted EBITDA.

        In February 2014, our Compensation Committee evaluated the level of achievement of the Company's financial goals and the individual performance objectives relating to operational commitments relative to the executive officer's position (taking into account the weighting described above together with Mr. Capper's recommendations), and approved funding of the 2013 MIP award at 85% of target, with actual named executive officer bonuses varying from that level based on individual performance evaluation performed by the Company's Chief Executive Officer for each named executive officer. In making its decision to approve 2013 MIP awards at 85% of target, our Compensation Committee acknowledged the management team's achievement of certain pre-established incentive plan goals, considered the overall performance of the Company of 2013 with revenue of $129.5 million and adjusted EBITDA of $16.9 million, and took into account recommendations from our Chief Executive Officer. With respect to individual objectives, our Compensation Committee considered management's successes during 2013 which contributed to the Company's 248% share price increase from December 31, 2012. The Compensation Committee also considered the level of contribution made by each named executive officer with respect to the achievement of these goals based on the scope of their responsibilities with the Company, taking into account recommendations from Mr. Capper.

	2013 Target Bonus	% of Target Awarded	2013 Actual Bonus
Joseph H. Capper	$535,000	85%	$454,750
Heather C. Getz, CPA	$193,200	88%	$170,016
Michael Geldart	$160,000	88%	$140,800
Peter Ferola	$140,000	88%	$123,200
Daniel Wisniewski	$160,000	75%	$120,000

  Long-Term Incentive Programs

  Equity Compensation Plans

        Prior to our initial public offering, we granted equity awards primarily through our 2003 Equity Incentive Plan (the "2003 Plan"), which was adopted by our Board of Directors and stockholders to permit the grant of stock options, stock bonuses, and restricted stock to our officers, directors, employees and consultants. In connection with our initial public offering in 2008, our Board of Directors adopted new equity compensation plans. Specifically, our Board of Directors adopted the 2008 Equity Incentive Plan (the "2008 EIP"), the Director Plan (as described in more detail below under "Non-Employee Director Compensation") and the 2008 Employee Stock Purchase Plan (the "ESPP"). Each of the new plans became effective on March 18, 2008, upon the effectiveness of our initial public offering. The 2008 EIP replaced the 2003 Plan immediately following our initial public offering and affords our Compensation Committee much greater flexibility in making a wide variety of equity awards. The ESPP is available to all executive officers on the same basis as our other employees.

        Our 2008 EIP authorizes us to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, performance cash awards and other stock-based awards. To date, we have granted only stock options and restricted stock units under the 2008 EIP. All stock options granted to our employees and directors were granted with an exercise price that was no less than the fair market value of a share of our common stock on the date such options were granted. Prior to January 2009, all option grants typically vested over four years, with one quarter of the shares subject to the stock option vesting on the one year anniversary of the vesting commencement date, and the remaining shares vesting in equal monthly installments thereafter over three years. Beginning in January 2009, the Compensation Committee determined to modify the vesting schedule for new grants so that, as a general matter, grants would vest in annual 25% increments over a four year period beginning with the first anniversary of the date of grant. Our Compensation Committee determined that this vesting schedule better achieved the goal of our Compensation Committee to encourage retention and dedication to the success of the Company over a longer time horizon (since they vest only at the end of each anniversary year, and not monthly). All options have a ten-year term (unless terminated earlier due to termination of service with the Company). Additional information regarding accelerated vesting upon or following a change in control is discussed below under "Potential Payments Upon Termination Or Change In Control."

        In 2013, the Compensation Committee approved a discretionary award to Mr. Capper of 50,000 options in recognition of his leadership and performance in 2012. The options will vest in four equal annual installments commencing on the first anniversary of the grant date.

  Long Term Incentive Plan

        In October 2008, our Board of Directors adopted a Long Term Incentive Plan ("LTIP") to reward and incentivize executives with stock option and restricted stock unit grants under our 2008 EIP. Grants under the LTIP are made by the Compensation Committee by taking into account the level of achievement of pre-established performance objectives, the Company's overall performance, as well as recommendations received from our Chief Executive Officer. The LTIP is effective for the issuance of grants based on performance evaluations and anticipated future performance. The objectives of the LTIP are to drive growth in stockholder value, reward key employees for demonstrated value creation, provide a retention incentive for key employees, build equity ownership among the executive team, and focus executives on multi-year operating performance. We believe that, by providing our executives the opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be better aligned and we will encourage long-term performance. Stock awards enable our executive officers to participate in any increase in stockholder value and personally participate in the risks of business setbacks. It is our belief that long-term incentives motivate and reward successful long-term value creation and the achievement of financial goals for the Company and our stockholders, as well as retain top executive talent.

        At the beginning of each calendar year, awards will be granted following the Compensation Committee's evaluation of performance objective achievement, Company performance, and Chief Executive Officer recommendations. For the 2013 performance year, these LTIP targets were revenue of $126.5 million and adjusted EBITDA of $5.5 million (the same targets as were set for the MIP), as well as team objectives and recommendations received from our CEO for our executive officers other than the Chief Executive Officer. The target dollar values will be adjusted by up to 40% above or below the target dollar value stated above in the event that corporate performance exceeds or does not meet the target earnings per share goal. One-half of this adjusted dollar value will be converted into a stock option award (based on the Black- Scholes value of the option at the time of grant) with a ten-year term and vest at the rate of 25% per year commencing on December 31st and on each of the first, second and third anniversaries thereafter. One-half of the adjusted dollar value will be converted into a restricted stock unit award (based on the closing stock price on the date of grant). The restricted stock unit award will vest in full on the third anniversary of the date of grant.

        All executive officers and other employees selected by our Compensation Committee are eligible to receive awards under the LTIP. The participants in the LTIP will receive awards based on each individual's target dollar value, which is determined by our Compensation Committee. For our named executive officers, the individual LTIP target dollar values approved by our Compensation Committee for fiscal 2013 performance, expressed as a percentage of each person's base salary, were as follows:

Joseph H. Capper	200% of base salary
Heather C. Getz, CPA	75% of base salary
Other Named Executive Officers	50% of base salary

        In 2013, our Compensation Committee awarded at 60% of the target equity payout to executives under the LTIP based on 2012 results, and in 2014 our Compensation Committee awarded at 100% of target equity payout to executives under the LTIP based on 2013 results and such amounts are also reflected in the Summary Compensation Table below.

	2013 LTIP Payout (based on 2012 performance) 60% of Target Value Grant date price of $2.54			2014 LTIP Payout (based on 2013 performance) 100% of Target Value Grant date price of $8.68
	Value	Options	Shares	Value	Options	Shares
Joseph H. Capper	$642,000	207,177	126,378	$1,070,000	104,468	61,636
Heather C. Getz, CPA	$144,900	46,760	28,524	$241,500	23,578	13,911
Michael Geldart	$96,000	30,980	18,898	$160,000	15,621	9,217
Peter Ferola	$84,000	27,107	16,535	$140,000	13,669	8,065
Daniel Wisniewski	$96,000	30,980	18,898	$160,000	15,621	9,217

        For our named executive officers, the individual LTIP target dollar values approved by our Compensation Committee under the LTIP for 2014 performance, expressed as a percentage of each person's base salary, are as follows:

Joseph H. Capper	200% of base salary
Heather C. Getz, CPA	75% of base salary
Michael Geldart	75% of base salary
Other Named Executive Officers	50% of base salary

        In 2014 the Compensation Committee changed the structure of the LTIP program, effective 2014 for 2015 payout based on 2014 performance, by allowing grant values to vary from target based on prior year performance, year over year performance and other factors. The Compensation Committee also eliminated the minimum grant requirement of 60% of target.

  Performance-Based Award in 2014

        In 2014, the Compensation Committee also approved a special, one-time, performance-based equity award under the 2008 EIP to all LTIP participants. Shares underlying this one-time performance award will vest based upon the following goals:

  •
  50% of the shares underlying the award will be earned if the Company's quarterly revenues exceed $66.0 million for two consecutive quarters at any time between the grant date and the end of the first quarter of 2017;

  •
  50% of the shares underlying the award will be earned if the Company's quarterly adjusted EBITDA exceeds $9.5 million for two consecutive quarters at any time between the grant date and the end of the first quarter of 2017;

  •
  The Company's net debt as of each quarter-end must be less than three times its annualized EBITDA (quarterly EBITDA multiplied by 4) in order for either goal to be earned in a particular quarter;

  •
  The achievement of a goal must be certified by the Compensation Committee over two consecutive quarters. If a goal is not reached by the end of the first quarter of 2017, the award is forfeited.

Employment Agreements

  Capper Agreement

        On June 15, 2010, we entered into an employment agreement with Joseph H. Capper, which provides that he will serve as the President and Chief Executive Officer of the Company. The agreement was effective on June 15, 2010 and continues until terminated in accordance with its terms.

        Pursuant to the terms of the Employment Agreement, Mr. Capper is entitled to a minimum base salary of $515,000. Mr. Capper also received a bonus payment of $150,000 in consideration of the incentive and equity compensation Mr. Capper forfeited from his prior employer. Beginning with the 2010 calendar year, Mr. Capper was eligible to participate in the MIP and LTIP in accordance with the terms of those plans. Mr. Capper's target annual bonus opportunity under the MIP is 100% of his base salary and Mr. Capper's target dollar value for purposes of the LTIP is 200% of base salary.

        Contemporaneously with his entry into the Employment Agreement, Mr. Capper received a restricted stock unit award with respect to 60,000 shares of BioTelemetry Common Stock and a stock option award to purchase 500,000 shares BioTelemetry Common Stock.

        The Employment Agreement provides that in the event the Company terminates Mr. Capper without "cause" or Mr. Capper resigns for "good reason" (each as defined in the Employment Agreement), it will pay to Mr. Capper severance benefits that consist of the following: (i) base salary and accrued and unused vacation earned through the date of his termination, and (ii) an amount equal to two times his base salary at the rate in effect at the time of termination plus two times his on-target annual performance incentive bonus in effect for the year of termination, such amount to be paid in 24 monthly installments. Mr. Capper will also be eligible for continued participation in the Company's medical, dental and vision plans for a period of up to 24 months. Mr. Capper's receipt of the amount described in clause (ii) above and the continued participation in the Company's medical, dental and vision plans are contingent upon his execution and non-revocation of a release of claims in the form attached to the Employment Agreement.

        Mr. Capper's employment with the Company is at will and may be terminated by the Company at any time and for any reason, or for no reason. Upon any termination by the Company, Mr. Capper agrees to resign all positions, including as an officer and, if applicable, as a director or member of the

Board of Directors or any committee thereof. See the description under "Severance and Change in Control Benefits" and "Potential Payments Upon Termination or Change in Control" below for further information regarding severance benefits under Mr. Capper's employment agreement.

        As a condition of Mr. Capper's employment as our President and Chief Executive Officer, he executed and must abide by our Proprietary Information and Inventions Agreement. Under the employment agreement, Mr. Capper will be subject to non-competition restrictions for the term of his employment and during any period thereafter in which he is receiving severance benefits.

  Getz, Geldart, Wisniewski and Ferola Agreements

        The agreements provide severance and change in control benefits upon termination of the executives' employment by us without cause or by the executives for good reason. See the description under "Severance and Change in Control Benefits" and "Potential Payments Upon Termination or Change in Control" below for further information regarding severance benefits under the employment agreements.

        As a condition of their employment with us, each executive must execute and abide by our Proprietary Information and Inventions Agreement. Under the employment agreements, each executive will be subject to non-competition restrictions for the term of his employment and during any period thereafter in which he is receiving severance benefits.

        Messrs. Ferola, Wisniewski and Geldart and Ms. Getz's employment with us is at will and may be terminated by us at any time and for any reason, or for no reason. Upon any termination by us, each executive agrees to resign all positions, including as an officer and, if applicable, as a director or member of the board or any committee thereof.

  Severance and Change in Control Benefits

        The employment agreements for each of our named executive officers provide for payments in the event that the executive is terminated by us without cause or by the executive for good reason, in each case, without regard to whether the termination occurs in the context of a change in control. With the exception of Mr. Capper, if the executive's employment is terminated by us without cause or by the executive for good reason in connection with a change in control, all of the executive's equity awards will immediately accelerate and become fully vested. All of Mr. Capper's equity awards will immediately accelerate and become fully vested upon a change in control without regard to a termination of employment (unless he is terminated for cause). Payments and benefits to Messrs. Capper, Ferola, Geldart and Wisniewski and Ms. Getz will be modified to avoid any excise tax under Section 409A of the Internal Revenue Code to the extent the modification would result in a greater net after-tax benefit to the executive. We believe these severance and change in control benefits are an essential element of our overall executive compensation package. The severance and change in control benefits were also determined through comparison to companies in our peer group.

        See "Potential Payments Upon Termination Or Change In Control" below for further information regarding the payments and benefits under the employment agreements.

  Other Compensation

        In addition, consistent with our compensation philosophy, we intend to continue to maintain broad based retirement and welfare employee benefit programs for all of our employees, in which our named executive officers are also eligible to participate. However, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems it advisable. In October 2013, effective January 1, 2014, our Compensation Committee approved a matching contribution under our 401(k) retirement plan of 100% on the first 3% of compensation deferred under the plan and 50% on the next 2% of compensation deferred under the plan (up to the applicable statutory limits under the Internal Revenue Code).

  Stock Ownership Requirements

        The Board has determined that, based on the changes to the Non-Employee Director Compensation program (as more fully described below), no stock ownership requirement is necessary for its Board members and executive officers.

  Stock Option Pricing and Timing

        Our Compensation Committee has no formal policy on the timing of stock option or restricted stock unit grants. Historically, our Compensation Committee makes such grants in the first quarter of each calendar year. The exercise price is the closing price of the underlying BioTelemetry common stock on the grant date. If an executive officer of BioTelemetry is hired after the time the Company usually makes grants, management may recommend to our Compensation Committee that the officer receive equity compensation. Other than the Director Plan described in more detail under "Non-Employee Director Compensation" below (which has been frozen for future grants), we do not have any program, plan or obligation that requires us to grant equity compensation to executive officers on specified dates and we have not made equity grants in connection with the release or withholding of material non-public information. Authority to make equity grants to executive officers rests with our Compensation Committee (except with respect to grants made to our Chief Executive Officer, which must be approved by our Board of Directors), based on recommendations from our Compensation Committee, although our Compensation Committee does consider the recommendations of our Chief Executive Officer for executive officers other than himself.

  Deductibility of Compensation under Section 162(m)

        Section 162(m) of the Internal Revenue Code limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is "performance-based compensation." The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as "performance-based compensation." To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, our Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, our Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and our Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Risk Assessment of the Compensation Programs

        The Compensation Committee considers potential risks when reviewing and approving compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

  •
  A Balanced Mix of Compensation Components—The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

  •
  Multiple Performance Factors—Our incentive compensation plans use both company-wide metrics and individual performance, which encourage focus on the achievement of objectives for the overall benefit of the company.

  •
  The annual cash incentive is dependent on multiple performance metrics including volume and revenue as well as individual goals related to specific strategic or operational objectives.

  •
  The long-term incentives are equity-based and awarded if certain earnings per share goals are met. These incentives typically have a minimum of 3-year vesting to complement our annual cash based incentives.

  •
  Capped Incentive Awards—Annual incentive awards capped at 200% of target.

        Additionally, the Compensation Committee considered an assessment of compensation-related risks for all of our employees. Based on this assessment, the Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on BioTelemetry. In making this evaluation, the Committee reviewed the key design elements of our compensation programs in relation to industry norms as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the Board of Directors.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and in our Form 10-K for the year ended December 31, 2013.

Ronald A. Ahrens, Chair
Rebecca W. Rimel
Joseph A. Frick (served since October 2013)
Eric N. Prystowsky, M.D. (served through October 2013)

Non-Employee Director Compensation

        In May 2010, our Board of Directors adopted a revised compensation program for our non-employee directors, or the "Compensation Program for Non-Employee Directors." Pursuant to the Compensation Program for Non-Employee Directors, each non-employee director receives:

        Initial Restricted Stock Unit Award:    Upon his or her first election or appointment as a member of our Board of Directors, a non-employee director will receive a restricted stock unit award under the 2008 EIP representing the right to receive that number of shares of BioTelemetry Common Stock determined by dividing $80,000 by the fair market value of a share of BioTelemetry Common Stock on the award date. The restricted stock units will vest in four successive quarters following the award date and will be distributed in the form of common stock on the earliest to occur of the non-employee director's death, disability, separation from service or a change in the ownership or effective control of the Company within the meaning of such term under Section 409A of the Internal Revenue Code.

        Annual Retainer:    At the individual's election, each non-employee director will receive either a cash award of $50,000 (paid in quarterly installments over the calendar year) or a restricted stock unit award equal to 100% of the amount of the retainer that the director elects to have converted divided by the fair market value of the BioTelemetry Common Stock on the award date. The restricted stock unit will be awarded under the 2008 EIP as of the date of the annual meeting of the Company's stockholders and will vest in four successive quarters following the award date and will be distributed in the form of common stock on the earliest to occur of the non-employee director's death, disability, separation from service or a change in the ownership or effective control of the Company within the meaning of such term under Section 409A of the Internal Revenue Code.

        Annual Restricted Stock Unit Award:    Each non-employee director will receive a restricted stock unit award under the 2008 EIP as of the date of the annual meeting of the Company's stockholders. The number of shares will be determined by dividing $80,000 by the fair market value of the stock on the award date. The restricted stock units will vest in four successive quarters following the award date and will be distributed in the form of common stock on the earliest to occur of the non-employee director's death, disability, separation from service or a change in the ownership or effective control of the Company within the meaning of such term under Section 409A of the Internal Revenue Code.

        Independent Chairman Retainer:    A non-employee director serving in the role as Chairman of the Board may elect to receive an additional retainer of $100,000 (the "Chairman Retainer"), in the form of either cash (paid in 4 quarterly installments over the calendar year as of the last day of each calendar quarter beginning with the first calendar quarter following the date of the annual meeting) or a restricted stock unit award equal to 100% of the amount of the Chairman Retainer the Chairman elects to have converted into a restricted stock unit award divided by the fair market value of common stock as of the date the restricted stock units are granted. Any fractional share will be rounded up to the next whole share of common stock. The restricted stock units will vest proportionally over the four successive quarters following the award date. In the event of the occurrence of the non-employee director's death, "disability" (within the meaning of such term under Code Section 409A(a)(2)(C)), "separation from service" (within the meaning of such term under Code Section 409A(a)(2)(A)(i)) or a 409A change in control event prior to the full vesting date, all outstanding restricted stock units shall be fully vested. Notwithstanding any other provision to the contrary, the vested restricted stock units will not be distributed in the form of common stock until the earliest to occur of the lead director's death, "disability (within the meaning of such term under Code Section 409A(a)(2)(C)), "separation from service" (within the meaning of such term under Code Section 409A(a)(2)(A)(i)) or a 409A change in control.

        Committee Chairperson Retainer:    In addition to the above, non-employee directors serving as chairpersons of the Audit, Compensation or Nominating and Corporate Governance Committees will receive additional annual cash compensation as follows:

  Audit Committee Chair: $15,000
  Compensation Committee Chair: $10,000
  Nominating and Corporate Governance Committee Chair: $10,000

        Committee Member Retainer:    Non-employee directors serving as a committee member will receive additional cash compensation as follows:

  Audit Committee Member: $7,500
  Compensation Committee Member: $5,000
  Nominating and Corporate Governance Committee Member: $5,000

        Each Non-Employee Director may irrevocably elect to receive his or her Committee Chairperson or Committee Member Retainer in the form of cash or a Restricted Stock Unit in the same manner, upon the same terms and subject to the same conditions as his or her election with respect to his or her Retainer Amount described above.

        In addition to the foregoing, we have reimbursed, and will continue to reimburse, our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

        In July 2013, the Board further amended its compensation program to provide administrative flexibility in setting vesting schedules for grants issued under the program, and provides terms for the grant of discretionary awards under the program.

        The following table sets forth information concerning the compensation that we paid or awarded during the year ended December 31, 2013 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	All Other Compensation ($)		Total ($)
Kirk E. Gorman	51,875	137,509	—		189,384
Rebecca W. Rimel	55,000	80,002	—		135,002
Eric N. Prystowsky, M.D.	57,500	80,002	23,372	(4)	160,874
Ronald A. Ahrens	—	145,017	—		145,017
Robert J. Rubin, M.D.	33,750	113,764	—		147,514
Anthony J. Conti	65,000	80,002	—		145,002
Joseph A. Frick	—	120,011	—		120,011

(1)
Pursuant to the Compensation Program for Non-Employee Directors, each Non-Employee Director receives an annual restricted stock unit award valued at $80,000 which proportionately vests in the four successive quarters following the award date. Additionally, each non-employee director receives an annual retainer of $50,000, of which the non-employee director may elect to take in cash or in an equal value of restricted stock units. As an independent chairman, Mr. Gorman receives an additional $100,000 retainer, which he may elect to receive as a cash award or as restricted stock units that proportionately vest in the four successive quarters following the grant date.

(2)
The amounts in the "Stock Awards" column reflect the aggregate grant date fair value of awards for the fiscal year ended December 31, 2013 computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the fiscal 2013 grants, refer to Note 9 in our financial statements for the year ended December 31, 2013, which is included in our Annual Report on Form 10-K filed with the SEC on February 26, 2014.

(3)
The following table sets forth the aggregate number of restricted stock units and unexercised stock option outstanding at December 31, 2012 for each of our non-executive directors.

Name	Aggregate Number of Restricted Stock Units Outstanding at December 31, 2013	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2013
Kirk E. Gorman	112,877	27,286
Rebecca W. Rimel	77,400	9,338
Eric N. Prystowsky, M.D.	76,654	15,187
Ronald A. Ahrens	134,467	34,786
Robert J. Rubin, M.D.	108,173	28,489
Anthony J. Conti	68,542	—
Joseph A. Frick	12,713	—
(4)
Other compensation includes payments received for consulting services provided to us in connection with our previously disclosed intellectual property litigation.

 Summary Compensation Table

        The following table provides information regarding the compensation earned during the years ended December 31, 2011, 2012 and 2013 by our principal executive officer, our principal financial officer and our three other most highly compensated executive officers serving at the end of 2013, who we collectively refer to herein our "named executive officers."

Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All other compensation ($)	Total ($)
Joseph H. Capper	2013	535,000	321,000	380,914	454,750	—	1,691,663
President and Chief	2012	534,999	535,000	519,290	267,500	—	1,856,789
Executive Officer	2011	531,154	154,502	155,889	267,500	112,811	1,221,856
Heather C. Getz	2013	319,242	72,451	69,258	170,016	—	630,967
Senior Vice President,	2012	298,100	111,787	108,504	107,316	—	625,707
Chief Financial Officer	2011	292,888	60,976	104,639	89,430	—	547,934
Michael Geldart	2013	320,000	48,001	45,886	140,800	—	554,686
Senior Vice President,	2012	166,154	43,200	124,030	60,667	184,200	578,251
Chief Operating Officer	2011	—	—	—	—	—	—
Peter Ferola	2013	280,000	41,999	40,149	123,200	—	485,348
Senior Vice President,	2012	280,000	70,000	67,945	84,000	—	417,945
General Counsel	2011	242,308	—	202,727	70,000	160,339	675,374
Daniel Wisniewski	2013	320,000	48,001	45,886	120,000	—	533,886
Senior Vice President,	2012	320,000	79,999	77,650	72,000	—	549,649
Operations	2011	320,000	—	—	80,000	—	400,000

(1)
The amounts in these columns do not reflect compensation actually received by the named executive officer nor do they reflect the actual value that will be recognized by the named executive officer. Instead the amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on that valuation of assumptions regarding the restricted stock unit awards and the option awards, refer to note 9 to our financial statements for the year ended December 31, 2013, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 26, 2014.

(2)
The amounts reported in this column reflect compensation earned for 2013, 2012 and 2011 performance under our Management Incentive Plan. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which they were earned after finalization of our audited statements.

 Grants of Plan-Based Awards

        All stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code. The exercise price per share of each stock option granted to our named executive officers was equal to the fair market value of BioTelemetry Common Stock as determined in good faith by our Board of Directors on the date of the grant. All stock options were granted under our 2008 EIP.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)					All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
								All Other Option Awards: Number of Securities Underlying Options (#)(3)
				Estimated Potential Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Joseph H. Capper		535,000	1,070,000
	2/19/2013		—	642,000	1,070,000	1,498,000	—	—
	2/19/2013	—	—	—	—	—	126,378	207,177	2.54	627,857
	2/19/2013	—	—	—	—	—		50,000	2.54	74,057
Heather C. Getz		193,200	386,400
	2/19/2013	—	—	144,900	241,500	338,100	—	—
	2/19/2013	—	—	—	—	—	28,524	46,760	2.54	141,709
Michael Geldart		160,000	320,000
	2/19/2013	—	—	96,000	160,000	224,000	—	—
	2/19/2013						18,898	30,980	2.54	93,887
Peter Ferola		140,000	280,000
	2/19/2013	—	—	84,000	140,000	196,000	—	—
	2/19/2013	—	—	—	—	—	16,535	27,107	2.54	82,148
Daniel M. Wisniewski		160,000	320,000
	2/19/2013	—	—	96,000	160,000	224,952	—	—
	2/19/2013	—	—	—	—	—	18,898	30,980	2.54	93,887

(1)
Represents potential payouts under our 2013 MIP.

(2)
Represents potential dollar value of payouts under our 2013 LTIP, which are payable one-half in restricted stock units ("RSUs") an one-half in stock options. The stock options will vest at the rate of 25% per year commencing on December 31st and on each of the first, second and third anniversaries thereafter. The RSUs will vest on the third anniversary of the date of grant.

(3)
Represents dollar value of payouts under our 2012 LTIP, which was paid in February 2013 based on 2012 performance. As discussed in the Compensation Discussion and Analysis above on pages 27-28, one half of the aggregate dollar value of the LTIP was paid in RSUs (based on the closing stock price on the date of grant) and one-half of the aggregate dollar value of the LTIP was paid in stock options (based on the Black-Scholes value of the option at the time of grant). The stock options will vest at the rate of 25% per year commencing on December 31st and on each of the first, second and third anniversaries thereafter. The RSUs will vest on the third anniversary of the date of grant.

(4)
The amounts reported represent the aggregate grant date fair value of the awards calculated in accordance with FASB ASC 718 as described in Note 9 of the Company's Consolidated Financial Statements for the year ended December 31, 2013 included in the Annual Report on Form 10-K as filed with the Commission on February 26, 2014.

Outstanding Equity Awards at December 31, 2013

        The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remained outstanding as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Joseph H. Capper	45,729	(3)	15,243	6.56	6/15/2020	—	—
	0	(4)	12,500	2.54	2/19/2023	—	—
	0	(4)	39,370	2.54	2/19/2023	—	—
	0	(4)	35,714	2.80	2/21/2022	—	—
	3	(4)	1	4.67	3/4/2021	—	—
	51,794	(4)	116,013	2.54	2/19/2023	—	—
	40,671	(4)	13,560	4.67	3/4/2021	—	—
	156,616	(4)	120,902	2.80	2/21/2022	—	—
	329,271	(3)	109,757	6.56	6/15/2020	—	—
	0	(4)	37,500	2.54	2/19/2023	—	—
	—		—	—	—	33,084	262,687
	—		—	—	—	191,071	1,517,104
	—		—	—	—	126,378	1,003,441
Heather C. Getz	5,570	(3)	0	8.79	5/10/2020	—	—
	7,500	(3)	2,500	6.43	1/22/2020	—	—
	16,053	(4)	5,352	4.67	3/4/2021	—	—
	5,733	(5)	0	17.44	5/11/2019	—	—
	7,500	(4)	7,500	4.67	3/4/2021	—	—
	1	(4)	23,380	2.54	2/19/2023	—	—
	20,831	(4)	31,155	2.80	2/21/2022	—	—
	8	(3)	0	6.95	8/12/2019	—	—
	9,992	(3)	0	6.95	8/12/2019	—	—
	11,893	(4)	1,570	2.80	2/21/2022	—	—
	11,689	(4)	11,690	2.54	2/19/2023	—	—
	17,068	(5)	0	17.44	5/11/2019	—	—
	17,199	(5)	0	17.44	5/11/2019	—	—
	—		—	—	—	28,524	226,481
	—		—	—	—	13,057	103,673
	—		—	—	—	39,924	316,997
Michael Geldart	7,745	(4)	23,235	2.54	2/19/2023	—	—
	25,000	(3)	75,000	2.16	6/11/2022	—	—
	—		—	—	—	18,898	150,050
	—		—	—	—	20,000	158,800
Peter Ferola	37,500	(3)	37,500	4.38	2/7/2021	—	—
	12,766	(4)	12,766	2.80	2/21/2022	—	—
	1	(4)	6,781	2.54	2/19/2023	—	—
	7,726	(4)	7,726	2.80	2/21/2022	—	—
	6,775	(4)	13,550	2.54	2/19/2023	—	—
	—		—	—	—	25,000	198,500
	—		—	—	—	16,535	131,288
Daniel Wisniewski	70,752	(3)	23,584	4.24	12/6/2020	—	—
	0	(4)	15,490	2.54	2/19/2023	—	—
	2	(4)	11,712	2.80	2/21/2022	—	—
	4,248	(3)	1,416	4.24	12/6/2020	—	—
	7,745	(4)	7,745	2.54	2/19/2023	—	—
	23,416	(4)	11,708	2.80	2/21/2022	—	—
	—		—	—	—	28,571	226,854
	—		—	—	—	18,898	150,050

(1)
Unless otherwise noted herein, the RSU's will vest in full on the third anniversary of the grant date, subject to accelerated vesting upon certain terminations of employment following certain corporate transactions involving the Company. The shares of common stock underlying the RSU's will be issued when the RSU's vest.

(2)
Value based on the closing stock price of a share of BioTelemetry Common Stock on December 31, 2013 ($7.94).

(3)
The options will vest in four equal annual installments commencing on the first anniversary of the date of the grant and expire if not exercised within ten years from the date of the grant.

(4)
The shares will vest at the rate of 25% on December 31 and on each of the first, second and third anniversaries of the Vesting Commencement Date.

(5)
These options were fully vested in December 2009.

Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph H. Capper	60,000	346,200
Heather C. Getz	14,010	33,109
Michael Geldart	—	—
Daniel Wisniewski	20,000	144,400
Peter Ferola	—	—

Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in the Company's best interests.

Nonqualified Deferred Compensation

        None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Potential Payments Upon Termination Or Change In Control

        In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control. The payment amounts discussed and in the table below reflect the payments that would have been due to the named executive officers had the termination or change in control event occurred on December 31, 2013. The information in this section does not include information relating to payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment. On December 31, 2013, the last reported sale price of BioTelemetry Common Stock on the NASDAQ Global Market was $7.94 per share. Actual amounts payable would vary based on the date of the named executive officer's termination of employment and can only be finally determined at that time.

        Unless specified otherwise, the information in this section is based upon the terms of the (i) Employment Agreement between us and Mr. Capper, dated June 15, 2010, (ii) Employment Agreement between us and Ms. Getz, dated January 15, 2010, (iii) Employment Agreement between us and Michael Geldart, dated June 11, 2012, (iv) Employment Agreement between us and Peter Ferola, dated February 7, 2011 and (v) Employment Agreement between us and Daniel Wisniewski, dated December 7, 2010 (collectively, the "Agreements").

        The Agreements provide each of our named executive officers severance payments and benefits upon termination of employment by us without cause or by the executives for good reason. Mr. Capper is entitled to a cash severance payment equal to the sum of (i) 2x his respective annual base salaries as of the last day of active employment and (ii) 2x his on-target annual performance incentive bonus in effect at the time of termination. With the exception of Mr. Capper, the other executives are entitled to a cash severance payment equal to the sum of (i) 1x their annual base salaries as of the last day of active employment and (ii) 1x their on-target annual performance incentive bonus in effect at the time of his termination.

        In addition, we will continue to provide to each of our named executive officers continued participation in our medical, dental and vision plans at the same premium rates and cost sharing as may be charged from time to time for employees generally for a specified period of time. Specifically, Mr. Capper will receive continued coverage for twenty-four months following the applicable date of termination and the other executives will have continued coverage for twelve months following the applicable date of termination.

        The foregoing severance payments and benefits payable upon termination of employment to each named executive officer are conditioned on the execution of a written waiver and release of claims. In addition, for all of our named executive officers, such payments and benefits are consideration for the restrictive covenants set forth in the Agreements. Specifically, during the term of each executive's employment with us and during any period thereafter in which severance payments or benefits are paid, the executive may not compete with us (as defined in the Agreement).

        The Agreements also provide each named executive officer (with the exception of Mr. Capper) with accelerated vesting of their equity awards in connection with termination of employment following a change in control. Specifically, if the executive's employment is terminated by us without cause or by the executive for good reason within thirty days before or twelve months after a change in control, all equity awards will immediately accelerate and become fully vested. Mr. Capper's equity awards will immediately accelerate and become fully vested upon a change in control without regard to termination of his employment (unless he is terminated for cause).

        In the event any payment or benefit to the other executive officers would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code and be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the affected executive will be entitled to the greater of (on a net after-tax basis): (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under Section 4999 of the Internal Revenue Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax.

        The Agreements do not provide any severance payments or benefits upon a termination by us for cause, by the executive without good reason, or on account of the executive's disability or death. The executive would be entitled only to base salary and unused vacation benefits earned through the date of the executive's termination of employment and the amount of any vested benefits under our benefit plans. We will have no further obligations to the executive under the Agreements, except as provided by law.

        A termination for cause under the Agreements would generally result from an executive's: (i) willful and repeated failure to satisfactorily perform his job duties, (ii) willful commission of an act that materially injures our business, (iii) willful refusal or failure to follow lawful and reasonable directions of our Board of Directors, (iv) conviction of, or plea of nolo contendere to, any felony involving moral turpitude, (v) engagement or in any manner participation in any activity which is directly competitive with or injurious to us or any of our affiliates or which violates any restrictive covenants applicable to the executive, (vi) commission of any fraud against us, and our affiliates, employees, agents or customers or use or intentional appropriation for the executive's personal use or benefit of any company funds or property not authorized by our Board of Directors to be so used or appropriated, or (vii) material breach of or willful failure to comply with our policies, including, but not limited to, equal employment opportunity or harassment policies, insider trading policies, code of ethics or conflict of interest policies, non-disclosure and confidentiality policies, travel and expense policies, workplace violence policies, Sarbanes-Oxley compliance policies, policies governing preparation and approval of financial statements, and/or policies governing the making of financial commitments on our behalf.

        Good reason under the Agreements generally exists if, without the executive's consent, there is: (i) a change in the executive's title that is accompanied by a material reduction in the executive's duties, authority or responsibilities relative to the executive's duties, authority or responsibilities in effect immediately prior to such reduction, (ii) a relocation of the executive's principal business location to a point that requires a one-way increase of the executive's commuting distance of more than fifty miles, (iii) a material reduction of the executive's base salary, or (iv) a failure on our part to obtain the agreement from any successor to assume or agree to perform our obligations under the Agreements.

        Under the Agreements, a change in control would be deemed to have occurred if (i) we consolidate or merge with and into any other corporation or other entity or person, or any other corporate reorganization occurs, in which our capital stock immediately prior to such consolidation, merger or reorganization, represents less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization, (ii) we are party to any transaction, or series of related transactions in which more than 50% of our voting power is transferred (except any consolidation or merger effected exclusively to change our domicile or any transaction or series of transactions principally for bona fide equity financing purposes in which we receive cash or our indebtedness is canceled), or (iii) we sell, lease, license or dispose of all or substantially all of our assets. The Agreements do not provide for any tax gross-up compensation for excise taxes.

        The following table summarizes the amounts payable to each of our named executive officers based on the items described above with respect to each of the events set forth in the table.

Named Executive Officer	Involuntary Termination without Cause or For Good Reason Unrelated to Change of Control	Upon a Change of Control	Involuntary Termination without Cause or For Good Reason Related to a Change of Control
Capper, Joseph H.
Cash Severance(1)	$2,140,000	$0	$2,140,000
Continued Welfare(2)	$20,371	$0	$20,371
Acceleration Value of Stock Options	$0	$0	$3,866,116
Acceleration Value of Restricted Stock(3)	$0	$2,783,232	$2,783,232
Total Value	$2,160,371	$2,783,232	$8,809,719
Getz, Heather C.
Cash Severance(1)	$515,200	$0	$515,200
Continue Welfare(2)	$10,524	$0	$10,524
Acceleration Value of Stock Options	$0	$0	$732,956
Acceleration Value of Restricted Stock(3)	$0	$0	$647,149
Total Value	$525,724	$0	$1,905,829
Michael Geldart
Cash Severance(1)	$480,000	$0	$480,000
Continue Welfare(2)	$10,214	$0	$10,214
Acceleration Value of Stock Options	$0	$0	$745,292
Acceleration Value of Restricted Stock(3)	$0	$0	$308,850
Total Value	$490,214	$0	$1,544,356
Peter Ferola
Cash Severance(1)	$420,000	$0	$420,000
Continue Welfare(2)	$10,185	$0	$10,185
Acceleration Value of Stock Options	$0	$0	$624,036
Acceleration Value of Restricted Stock(3)	$0	$0	$329,788
Total Value	$490,185	$0	$1,384,009
Daniel Wisniewski
Cash Severance(2)	$480,000	$0	$480,000
Continue Welfare(3)	$11,763	$0	$11,763
Acceleration Value of Stock Options	$0	$0	$778,039
Acceleration Value of Restricted Stock(4)	$0	$0	$376,904
Total Value	$491,763	$0	$1,646,706

(1)
For Mr. Capper, this amount reflects a payment equal to two times his annual base salary and two times his on-target annual performance incentive bonus in effect at the time of termination. For Ms. Getz and Messrs. Geldart, Ferola and Wisniewski, this amount reflects equal to one times their respective annual base salaries and one times their on-target annual performance incentive bonus in effect at the time of termination.

(2)
Represents the value of welfare benefits that the employee will continue to receive following termination. These benefits include medical, dental and vision coverage. Mr. Capper will receive continued coverage for twenty-four months following termination. Ms. Getz and Messrs. Geldart, Ferola and Wisniewski will receive continue coverage for twelve months following termination.

(3)
For Mr. Capper, his outstanding unvested equity awards will immediately accelerate and become fully vested upon a change in control, regardless of whether his employment with the Company terminates or not. For Ms. Getz and Messrs. Geldart, Ferola and Wisniewski, their outstanding unvested equity awards will accelerate only if their employment terminates following a change of control.

PROPOSAL TWO:
NON-BINDING, ADVISORY VOTE ON COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

        We are seeking a non-binding, advisory vote from our stockholders to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement, which we refer to as "Say on Pay."

        At our 2011 Annual Meeting of Shareholders, we held a Say on Pay vote and over 94.3% of votes cast supported our executive compensation.

        We ask that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this proxy statement through the following resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for its 2014 annual meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        We have in the past sought approval from stockholders regarding the incentive plans that we use to motivate, retain, and reward our executives. Our incentive plans are a critical component in accomplishing these goals. These incentive plans make up a significant portion of the pay that the Company provides to our executives. Over the years, we have made a number of changes to our executive compensation programs in response to changes in corporate governance and executive compensation trends. We believe that our executive compensation programs are structured in the best manner possible to support our company and our business objectives, as well as to support our culture.

  •
  Our compensation programs are substantially tied into our key business objectives. If the value we deliver to our stockholders declines, so does the compensation we deliver to our executives.

  •
  We maintain the highest level of corporate governance over our executive pay programs.

  •
  We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

  •
  Our Nominating and Corporate Governance Committee, our Chief Executive Officer, and our Senior Vice President, Human Resources engage in a talent review process annually to address executive development for our CEO and other key executives.

        Although this Say on Pay vote is advisory, and therefore non-binding on our company, the Board of Directors and the Compensation Committee intend to review the results of the advisory vote and will take into account the outcome of the vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE
RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS.

 PROPOSAL THREE:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company's financial statements since 2004. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        In 2013, the Company entered into an engagement agreement with Ernst & Young LLP, which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        The following table represents aggregate fees billed to the Company for the years ended December 31, 2013 and 2012, respectively, by Ernst & Young LLP, the Company's independent registered public accounting firm. All fees described below were approved by the Audit Committee.

	Year Ended
	2013	2012
Audit Fees(1)	$622,500	$606,400
Audit-related Fees(2)	$100,000	$0
Tax Fees(3)	$0	$30,000
All Other Fees(4)	$21,855	$16,800

Total Fees	$744,355	$653,200

(1)
Audit fees were principally for services rendered for the audit and/or review of our consolidated financial statements in 2012 and 2013 and a statutory audit of a foreign subsidiary in 2013.

(2)
Audit-related fees consist of fees billed in 2013 for professional services related to merger and acquisition due diligence. No such fees were incurred in 2012.

(3)
Tax Fees consist of fees billed in 2012 for professional services related to tax compliance, tax advice and tax planning. No such fees were incurred in 2013.

(4)
All Other Fees consist of fees billed in the indicated year for other permissible work relating to an audit of the Company's Employee Benefit Plan and online accounting research subscriptions.

 PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policies generally pre-approve specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. 100% of the independent registered public accounting firm's fees were pre-approved.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

 TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of "related-persons transactions." For purposes of our policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director or a holder of more than five percent of BioTelemetry common stock, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the terms of the transaction;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

        In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our policy requires that, in reviewing a related-person transaction, our Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion. We did not previously have a formal policy concerning transactions with related persons.

        We are not aware of any transaction required to be reported as a related-person transaction since January 1, 2013 where such policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

 ADDITIONAL INFORMATION

Stockholder Proposals Due For Next Year's Annual Meeting

        Stockholders who wish to include proposals in the proxy statement for the 2015 Annual Meeting must submit such proposals in accordance with our Bylaws and regulations adopted by the SEC. To be considered for inclusion in the proxy statement for the 2015 Annual Meeting, such stockholder proposals must be submitted in writing by November 26, 2014. In addition, stockholders may wish to have a proposal presented at the 2015 Annual Meeting but not to have such proposal included in the proxy statement for the 2015 Annual Meeting. Pursuant to our Bylaws, notice must be received by us between January 2, 2015 and February 1, 2015. Any stockholder proposals must be submitted to BioTelemetry's Secretary at 1000 Cedar Hollow Road, Suite 102, Malvern, PA 19355. You should submit any proposal by a method that permits you to prove the date of delivery to us.

        Your notice to the Secretary shall set forth: (A) your name and address, and the class and number of shares of BioTelemetry Common Stock, which you beneficially own; (B) whether you intend to deliver a proxy statement and form of proxy to the holders of at least the number of shares of the Company necessary to carry the proposal, or in the case of a nomination for director, a sufficient number of shares of the Company necessary to elect such nominee; (C) as to each person whom you propose to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-4(d) thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (D) as to any other business that you propose to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

        For more information, please refer to the Company's Bylaws filed as Exhibit 3.3 to the Company's Registration Statement on Form S-4 (File No. 33-18805) originally filed with the SEC on April 22, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such reports furnished to us and representatives of these persons, all reports required to be filed have been filed for the year ended December 31, 2013.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are BioTelemetry stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct your written request to BioTelemetry, Inc., Peter Ferola, Secretary, 1000 Cedar Hollow Road, Suite 102, Malvern, PA 19355 or contact Peter Ferola at (610) 729-0212. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

Other Business At Our Annual Meeting

        Our Board is not aware of any business which properly may be presented for action at our meeting other than the matters set forth in the Notice of Annual Meeting. Should any other matter requiring a vote of the shareholders properly arise, the enclosed proxy gives discretionary authority to the persons named in the proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,
BioTelemetry, Inc.

Peter Ferola Secretary
Malvern, Pennsylvania March 26, 2014

2014 Annual Meeting of Stockholders of

Friday, May 2, 2014

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to be Held on May 2, 2014

This Proxy Statement and our 2013 Annual Report on Form 10-K

are available at http://www.biotelinc.com in the “Investor Relations” section.

Please sign, date and mail your proxy card

in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote “FOR” the nominees listed in Proposal One and “FOR” Proposals Two and Three.

Please sign, date and return promptly in the enclosed envelope.  Please mark your vote in blue or black ink as shown here •

1. Election of the following Class I directors to hold office until the 2017 Annual Meeting.		2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers.	FOR	AGAINST	ABSTAIN
NOMINEES:
FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Ronald A. Ahrens Joseph H. Capper Joseph A. Frick	3. Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.	FOR	AGAINST	ABSTAIN

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here. •

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the three nominees for Class I director in Proposal One, FOR Proposals Two and Three, and, in the discretion of the proxy holders named herein, on any other matters that may properly come before the annual meeting and any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:       Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

BIOTELEMETRY, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 2, 2014 AT 8:30 A.M.

BIOTELEMETRY, INC.
1000 Cedar Hollow Road, Suite 102
Malvern, PA 19355

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2014

The undersigned hereby appoints Joseph H. Capper and Peter Ferola, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of common stock of BioTelemetry, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of BioTelemetry, Inc. to be held at 8:30 AM, Eastern Time, on Friday, May 2, 2014, at the Philadelphia Marriott West located at 111 Crawford Avenue, West Conshohocken, Pennsylvania, 19428, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters set forth herein and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy will be voted FOR each of the three nominees for Class I director (Proposal One), FOR Proposals Two and Three, and, with respect to any other matter that may be properly presented at the annual meeting, in the discretion of the proxy holder. This way your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we recommend that you complete, sign and return your proxy card in advance of the annual meeting as your plans may change.

(Continued and to be signed on reverse side)